      As filed with the Securities and Exchange Commission on May 12, 1999

                                                Registration No. 333
                                                                    ---------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                ------------------------------------------------

                            OSAGE SYSTEMS GROUP, INC.
              DELAWARE                                        95-4374983
      (State or jurisdiction of                            (I.R.S. Employer
   Incorporation or organization)                        Identification No.)

                            1661 EAST CAMELBACK ROAD
                                    SUITE 245
                             PHOENIX, ARIZONA 85016
                    (Address of principal executive offices)
                   -------------------------------------------

                            OSAGE SYSTEMS GROUP, INC.
                   1993 AMENDED AND RESTATED STOCK OPTION PLAN
                                       AND
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                   -------------------------------------------

             Jack R. Leadbeater, Chairman & Chief Executive Officer
                            Osage Systems Group, Inc.
                            1661 East Camelback Road
                                    Suite 245
                             Phoenix, Arizona 85016
                                 (602) 274-1299
            (Name, address and telephone number of agent for service)


                          COPIES OF COMMUNICATIONS TO:
                            STEPHEN M. COHEN, ESQUIRE
                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                               ELEVEN PENN CENTER
                               1835 MARKET STREET
                           PHILADELPHIA, PA 19103-2985
                                 (215) 665-3873


                   -------------------------------------------


                         CALCULATION OF REGISTRATION FEE





                                                                        PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                               AMOUNT TO BE           OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
   TITLE OF SECURITIES TO BE                   REGISTERED(1)              SHARE                      PRICE          REGISTRATION FEE
           REGISTERED

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

 Osage Systems Group, Inc. 1993
   Amended and Restated Stock                    5,000,000          $     6.25(2)                 $31,250,000           $     8,687
 Option Plan Common Stock, par
      value $.01 per share
------------------------------------------------------------------------------------------------------------------------------------

 Osage Systems Group, Inc. 1999
  Employee Stock Purchase Plan                   1,000,000          $     5.3125(3)                $ 5,312,500           $     1,477
    Common Stock, par value
         $.01 per share
------------------------------------------------------------------------------------------------------------------------------------

   Osage Systems Group, Inc.
    Common Stock, par value                      2,358,900(4)       $     4.50(5)                  $10,615,050           $     2,951
         $.01 per share
------------------------------------------------------------------------------------------------------------------------------------

TOTAL                                            8,358,900               --                        $47,177,550           $    13,115
------------------------------------------------------------------------------------------------------------------------------------




(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Osage Systems Group, Inc. 1993 Amended and Restated Stock Option Plan (the "Option Plan") and the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of registrant's Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee on the basis of the average of the high and low reported prices on the consolidated reporting system as of May 10, 1999.

(3) Estimated pursuant to Rule 457 under the Securities Act solely for the purposes of calculating the registration fee on the basis of 85% of the average of the high and low reported prices on the consolidated reporting system as of May 10, 1999.

(4) Represents options granted to certain persons on December 19, 1997, January 1, 1998 and June 11, 1998 pursuant to written compensatory agreements but which were not granted under the Option Plan.

(5) Represents the price at which the options described in footnote (4) above may be exercised in accordance with Rule 457(h) of the Securities Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


NOTE: The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees who participate in the Osage Systems Group, Inc. 1993 Amended and Restated Stock Option Plan, the 1999 Employee Stock Purchase Plan and any other employee benefit plan covered by this Registration Statement as specified by Rule 428(b)(1). Such documents need not be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Registrant are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB (file number 001-14631) for the fiscal year ended December 31, 1998 as filed by the Company with the Commission on March 31, 1999.

         (b) All other reports, if any, filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as set forth in the Company's Form 8-A12B filed with the Commission on November 18, 1998.

         All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation and Bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"), which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the GCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, the Certificate of Incorporation provides that the liability of the director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL. The Company's Certificate of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the Company's best interests, in accordance with, and to the full extent permitted by, the GCL. The determination of whether indemnification is proper under the circumstances, unless made by the court, shall be determined by the Company's Board of Directors.

         The Company has liability insurance for the benefit of its directors and officers. The insurance covers claims against such persons alleging:

         -  breach of duty;                        -  misleading statement;

         -  neglect;                               -  omission; or

         -  error;                                 -  improper action.

         -  misstatement;

The insurance covers such claims, except as prohibited by law, or otherwise excluded by such insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

         ITEM 8.  EXHIBITS

                  The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

4.1        Certificate of Incorporation                                   Incorporated by reference to Exhibit
                                                                          3.1 to Amendment No. 1 to the
                                                                          Registrant's Registration Statement
                                                                          on Form S-1 (Reg. No. 33-69380)
                                                                          filed November 2, 1993

4.2        Certificate of Amendment to the Certificate of                 Incorporated by reference to Exhibit
           Incorporation effective March 10, 1998                         3.5 of the Registrant's Current
                                                                          Report on Form 8-K dated March 11,
                                                                          1998

4.3        1993 Amended and Restated Stock Option Plan                    Incorporated by reference to Exhibit
                                                                          10.1 of the Registrant's Quarterly
                                                                          Report on Form 10-QSB for the period
                                                                          ended June 30, 1998

4.4        1999 Employee Stock Purchase Plan                              Filed herewith.

5. 2       Opinion of Buchanan Ingersoll Professional Corporation         Filed herewith.

23.6       Consent of Deloitte & Touche LLP.                              Filed herewith.

23.7       Consent of Buchanan Ingersoll Professional Corporation.        Contained in opinion filed as
                                                                          Exhibit 5.2.

         ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on May 12, 1999.

                               OSAGE SYSTEMS GROUP, INC.

                               By:  /s/  Jack R. Leadbeater
                                  ----------------------------------------------
                                      Jack R. Leadbeater
                                      Chairman of the Board and Chief Executive
                                      Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Signature                                  Title                                   Date
---------                                  -----                                   ----

/s/  Jack R. Leadbeater                    Chairman, Chief Executive               May 12, 1999
-----------------------                    Officer and Director
Jack R. Leadbeater

/s/  David S. Olson                        President and Director                  May 12, 1999
------------------------------------
David S. Olson

/s/  Phil Carter                           Chief Operating Officer                 May 12, 1999
------------------------------------       and Director
Phil Carter

/s/  John Iorillo                          Chief Financial Officer                 May 12, 1999
------------------------------------       and Director
John Iorillo

/s/  Andrew P. Panzo                       Director                                May 12, 1999
---------------------------
Andrew P. Panzo

/s/  George Knight                         Director                                May 12, 1999
---------------------------
George Knight


                                  EXHIBIT INDEX
4.1                  Certificate of Incorporation                                   Incorporated by reference to Exhibit
                                                                                    3.1 to Amendment No. 1 to the
                                                                                    Registrant's Registration Statement
                                                                                    on Form S-1 (Reg. No. 33-69380)
                                                                                    filed November 2, 1993

4.2                  Certificate of Amendment to the Certificate of                 Incorporated by reference to Exhibit
                     Incorporation effective March 10, 1998                         3.5 of the Registrant's Current
                                                                                    Report on Form 8-K dated March 11,
                                                                                    1998

4.3                  1993 Amended and Restated Stock Option Plan                    Incorporated by reference to Exhibit
                                                                                    10.1 of the Registrant's Quarterly
                                                                                    Report on Form 10-QSB for the period
                                                                                    ended June 30, 1998

4.4                  1999 Employee Stock Purchase Plan                              Filed herewith.

5. 2                 Opinion of Buchanan Ingersoll Professional Corporation         Filed herewith.

23.6                 Consent of Deloitte & Touche LLP.                              Filed herewith.

23.7                 Consent of Buchanan Ingersoll Professional Corporation.        Contained in opinion filed as
                                                                                    Exhibit 5.2.






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